                                                                     EXHIBIT 4.1
- --------------------------------------------------------------------------------


                       SMITH'S FOOD & DRUG CENTERS, INC.

                                      AND

                      [                                ],

                                  as Trustee

                               _________________


                                   INDENTURE


                           Dated as of May 23, 1996


                               _________________


                                 $575,000,000


                            % Senior Subordinated Notes
                                   due 2007


- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

 TIA                                                     Indenture
Section                                                   Section
- -------                                                  ---------
310(a)(1)..........................................      8.10
   (a)(2)..........................................      8.10
   (a)(3)..........................................      N.A.
   (a)(4)..........................................      N.A.
   (a)(5)..........................................      8.10; 8.11
   (b).............................................      8.08; 8.10;
                                                         13.02
   (c).............................................      N.A.
311(a).............................................      8.11
   (b).............................................      8.11
   (c).............................................      N.A.
312(a).............................................      2.05
   (b).............................................      13.03
   (c).............................................      13.03
313(a).............................................      8.06
   (b)(1)..........................................      N.A.
   (b)(2)..........................................      8.06
   (c).............................................      8.06; 13.02
   (d).............................................      8.06
314(a).............................................      5.07; 5.09;
                                                         13.02
   (b).............................................      N.A.
   (c)(1)..........................................      8.02; 13.04
   (c)(2)..........................................      8.02; 13.04
   (c)(3)..........................................      N.A.
   (d).............................................      N.A.
   (e).............................................      13.05
   (f).............................................      N.A.
315(a).............................................      8.01(b)
   (b).............................................      8.05; 13.02
   (c).............................................      8.01(a)
   (d).............................................      8.01(c)
   (e).............................................      7.11
316(a)(last sentence)..............................      2.09
   (a)(1)(A).......................................      7.05
   (a)(1)(B).......................................      7.04
   (a)(2)..........................................      N.A.
   (b).............................................      7.07
   (c).............................................
317(a)(1)..........................................      7.08
   (a)(2)..........................................      7.09
   (b).............................................      2.04
318(a).............................................      13.01
   (c).............................................      13.01

______________________
N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                  ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                       Page
                                                                       ----
Section 1.01      Definitions.....................................       1
Section 1.02      Incorporation by Reference of TIA...............      32
Section 1.03      Rules of Construction...........................      33


                                  ARTICLE TWO

                                THE SECURITIES

Section 2.01      Form and Dating.................................      33
Section 2.02      Execution and Authentication....................      34
Section 2.03      Registrar and Paying Agent......................      35
Section 2.04      Paying Agent To Hold Assets in
                    Trust.........................................      36
Section 2.05      Holder Lists....................................      36
Section 2.06      Transfer and Exchange...........................      36
Section 2.07      Replacement Securities..........................      37
Section 2.08      Outstanding Securities..........................      37
Section 2.09      Treasury Securities.............................      38
Section 2.10      Temporary Securities............................      38
Section 2.11      Cancellation....................................      38
Section 2.12      Defaulted Interest..............................      39
Section 2.13      CUSIP Number....................................      39


                                 ARTICLE THREE

                                  REDEMPTION

Section 3.01      Notices to Trustee..............................      40
Section 3.02      Selection of Securities To Be
                    Redeemed......................................      40
Section 3.03      Notice of Redemption............................      41
Section 3.04      Effect of Notice of Redemption..................      42
Section 3.05      Deposit of Redemption Price.....................      42
Section 3.06      Securities Redeemed in Part.....................      42

                                                                       Page
                                                                       ----
                                 ARTICLE FOUR

                                 SUBORDINATION

Section 4.01      Securities Subordinated to Senior
                    Indebtedness..................................      43
Section 4.02      Suspension of Payment When Senior
                    Indebtedness in Default.......................      43
Section 4.03      Securities Subordinated to Prior
                    Payment of All Senior
                    Indebtedness on Dissolution,
                    Liquidation or Reorganization of
                    Company.......................................      45
Section 4.04      Holders To Be Subrogated to Rights
                    of Holders of Senior
                    Indebtedness..................................      47
Section 4.05      Obligations of the Company
                    Unconditional.................................      48
Section 4.06      Trustee Entitled To Assume
                    Payments Not Prohibited in
                    Absence of Notice.............................      48
Section 4.07      Application by Trustee of Assets
                    Deposited with It.............................      49
Section 4.08      No Waiver of Subordination
                    Provisions....................................      49
Section 4.09      Holders Authorize Trustee To
                    Effectuate Subordination of
                    Securities....................................      50
Section 4.10      Right of Trustee To Hold Senior
                    Indebtedness..................................      51
Section 4.11      No Suspension of Remedies.......................      51
Section 4.12      No Fiduciary Duty of Trustee to
                    Holders of Senior Indebtedness................      52


                                 ARTICLE FIVE

                                   COVENANTS

Section 5.01      Payment of Securities...........................      52
Section 5.02      Maintenance of Office or Agency.................      52
Section 5.03      Limitation on Restricted Payments...............      53
Section 5.04      Corporate Existence.............................      54
Section 5.05      Payment of Taxes and Other Claims...............      55
Section 5.06      Maintenance of Properties and
                    Insurance.....................................      55
Section 5.07      Compliance Certificate; Notice of
                    Default.......................................      56

                                                                       Page
                                                                       ----
Section 5.08      Compliance with Laws............................      57
Section 5.09      SEC Reports.....................................      57
Section 5.10      Waiver of Stay, Extension or Usury
                    Laws..........................................      58
Section 5.11      Limitation on Transactions with
                    Affiliates....................................      58
Section 5.12      Limitation on Incurrences of
                    Additional Indebtedness.......................      60
Section 5.13      Limitation on Dividends and Other
                    Payment Restrictions Affecting
                    Subsidiaries..................................      61
Section 5.14      Limitation on Liens.............................      62
Section 5.15      Limitation on Change of Control.................      62
Section 5.16      Limitation on Asset Sales.......................      65
Section 5.17      Limitation on Subsidiary Assets
                    and Indebtedness..............................      68
Section 5.18      Limitation on Preferred Stock of
                    Restricted Subsidiaries.......................      68
Section 5.19      Limitation on Other Senior
                    Subordinated Indebtedness.....................      70
Section 5.20      Limitation on Restricted and
                    Unrestricted Subsidiaries.....................      70


                                  ARTICLE SIX

                             SUCCESSOR CORPORATION

Section 6.01      Limitation on Mergers and Certain
                    Other Transactions............................      71
Section 6.02      Successor Corporation Substituted...............      72


                                 ARTICLE SEVEN

                             DEFAULT AND REMEDIES

Section 7.01      Events of Default...............................      73
Section 7.02      Acceleration....................................      74
Section 7.03      Other Remedies..................................      75
Section 7.04      Waiver of Past Defaults.........................      76
Section 7.05      Control by Majority.............................      76
Section 7.06      Limitation on Suits.............................      76
Section 7.07      Rights of Holders To Receive
                    Payment.......................................      77
Section 7.08      Collection Suit by Trustee......................      77
Section 7.09      Trustee May File Proofs of Claim................      78

                                                                       Page
                                                                       ----
Section 7.10      Priorities......................................      78
Section 7.11      Rights and Remedies Cumulative..................      79
Section 7.12      Delay or Omission Not Waiver....................      79
Section 7.13      Undertaking for Costs...........................      79


                                 ARTICLE EIGHT

                                    TRUSTEE

Section 8.01      Duties of Trustee...............................      80
Section 8.02      Rights of Trustee...............................      81
Section 8.03      Individual Rights of Trustee....................      82
Section 8.04      Trustee's Disclaimer............................      82
Section 8.05      Notice of Default...............................      82
Section 8.06      Reports by Trustee to Holders...................      83
Section 8.07      Compensation and Indemnity......................      83
Section 8.08      Replacement of Trustee..........................      84
Section 8.09      Successor Trustee by Merger, Etc................      85
Section 8.10      Eligibility; Disqualification...................      85
Section 8.11      Preferential Collection of Claims
                    Against Company...............................      86


                               ARTICLE NINE

                  SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01      Termination of the Company's
                    Obligations...................................      86
Section 9.02      Legal Defeasance and Covenant
                    Defeasance....................................      88
Section 9.03      Application of Trust Money......................      92
Section 9.04      Repayment to the Company or the
                    Guarantors....................................      93
Section 9.05      Reinstatement...................................      93


                                ARTICLE TEN

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01     Without Consent of Holders......................      94
Section 10.02     With Consent of Holders.........................      94
Section 10.03     Compliance with TIA.............................      96
Section 10.04     Revocation and Effect of Consents...............      97

                                                                       Page
                                                                       ----
Section 10.05     Notation on or Exchange of
                    Securities....................................      97
Section 10.06     Trustee To Sign Amendments, Etc.................      98


                                ARTICLE ELEVEN

                                   GUARANTEE

Section 11.01     Unconditional Guarantee.........................      98
Section 11.02     Subordination of Guarantee......................      99
Section 11.03     Severability....................................     100
Section 11.04     Release of a Guarantor..........................     100
Section 11.05     Limitation of Guarantor's
                    Liability.....................................     100
Section 11.06     Guarantors May Consolidate, etc.,
                    on Certain Terms..............................     101
Section 11.07     Contribution....................................     102
Section 11.08     Waiver of Subrogation...........................     103
Section 11.09     Execution of Guarantee..........................     103
Section 11.10     Waiver of Stay, Extension or Usury
                    Laws..........................................     104


                              ARTICLE TWELVE

                  SUBORDINATION OF GUARANTEE OBLIGATIONS

Section 12.01     Guarantee Obligations Subordinated
                    to Guarantor Senior Indebtedness..............     105
Section 12.02     Suspension of Guarantee
                    Obligations When Guarantor
                    Senior Indebtedness in Default................     105
Section 12.03     Guarantee Obligations Subordinated
                    to Prior Payment of All
                    Guarantor Senior Indebtedness on
                    Dissolution, Liquidation or
                    Reorganization of Such Guarantor..............     107
Section 12.04     Holders of Guarantee Obligations
                    To Be Subrogated to Rights of
                    Holders of Guarantor Senior
                    Indebtedness..................................     109
Section 12.05     Obligations of the Guarantors
                    Unconditional.................................     110
Section 12.06     Trustee Entitled To Assume
                    Payments Not Prohibited in
                    Absence of Notice.............................     111

                                                                       Page
                                                                       ----
Section 12.07     Application by Trustee of Assets
                    Deposited with It.............................     111
Section 12.08     No Waiver of Subordination
                    Provisions....................................     112
Section 12.09     Holders Authorize Trustee To
                    Effectuate Subordination of
                    Guarantee Obligations.........................     113
Section 12.10     Right of Trustee To Hold Guarantor
                    Senior Indebtedness...........................     113
Section 12.11     No Suspension of Remedies.......................     114
Section 12.12     No Fiduciary Duty of Trustee to
                    Holders of Guarantor Senior
                    Indebtedness..................................     114


                               ARTICLE THIRTEEN

                                 MISCELLANEOUS

Section 13.01     TIA Controls....................................     114
Section 13.02     Notices.........................................     115
Section 13.03     Communications by Holders with
                    Other Holders.................................     116
Section 13.04     Certificate and Opinion as to
                    Conditions Precedent..........................     116
Section 13.05     Statements Required in Certificate
                    or Opinion....................................     117
Section 13.06     Rules by Trustee, Paying Agent,
                    Registrar.....................................     117
Section 13.07     Legal Holidays..................................     117
Section 13.08     Governing Law...................................     118
Section 13.09     No Adverse Interpretation of Other
                    Agreements....................................     118
Section 13.10     No Recourse Against Others......................     118
Section 13.11     Successors......................................     118
Section 13.12     Duplicate Originals.............................     118
Section 13.13     Severability....................................     118
Section 13.14     No Violation....................................     119

Signatures........................................................     S-1

Exhibit A - Form of Note

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

            INDENTURE dated as of May 23, 1996, between SMITH'S
FOOD & DRUG CENTERS, INC., a Delaware corporation, and
                                      , a
corporation, as Trustee.

            Each party hereto agrees as follows for the benefit
of each other party and for the equal and ratable benefit of
the Holders of the Company's   % Senior Subordinated Notes due
2007 (the "Securities"):
           ----------


                                ARTICLE ONE

                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

            "Acquisition" means Cactus Acquisition, Inc., a
             -----------
Delaware corporation and a wholly owned subsidiary of the Company.

            "Adjusted Net Assets" shall have the meaning provided
             -------------------
in Section 11.07.

            "Affiliate" means, with respect to any Person, any
             ---------
other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power
 -------
to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings
 ----------    -----------       ----------
correlative to the foregoing. So long as the Management Services Agreement is in effect or Yucaipa (together with its Affiliates) owns voting securities representing more than 10% of the total voting power of the then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Company, Yucaipa and its Affiliates shall be deemed Affiliates of the Company.

            "Affiliate Transaction" shall have the meaning
             ---------------------
provided in Section 5.11(a).

            "Agent" means any Registrar, Paying Agent or co-
             -----
Registrar.

            "Alternate Offer" shall have the meaning provided in
             ---------------
Section 5.15(f).

            "Asset Sale" means any sale, transfer or other
             ----------
disposition or series of sales, transfers or other dispositions by the Company or any Restricted Subsidiary (including, without limitation, any merger or consolidation of any Restricted Subsidiary with or into another Person (other than the Company or any wholly owned Restricted Subsidiary) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary) to any Person (other than to the Company or a wholly owned Restricted Subsidiary) of any assets of the Company or any Restricted Subsidiary, including, without limitation, assets consisting of any Capital Stock or other securities held by the Company or any Restricted Subsidiary, and any Capital Stock issued by any Restricted Subsidiary, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) resulting in Net Proceeds to the Company and the Restricted Subsidiaries of $500,000 or less, (ii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary with a Lien on such assets, which Lien is permitted under the Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law, (iii) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company, (iv) involving only the lease or sublease of any real or personal property in the ordinary course of business, (v) pursuant to the California Disposition or involving the assets described in Schedule 1.01 hereto or
                                     -------------
(vi) resulting from (a) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or contribution to the capital of any Unrestricted Subsidiary, in accordance with the applicable provisions hereof or (b) the sale of the Capital Stock of any Unrestricted Subsidiary or the sale of all or substantially all of the assets of any Unrestricted Subsidiary.

            "Average Life" means, as of any date of
             ------------
determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such debt security multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

            "Bankruptcy Law" means Title 11, U.S. Code or any
             --------------
similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, with respect to any
             ------------------
Person, the Board of Directors of such Person or of a subsidiary of such Person or any duly authorized committee of that Board.

            "Board Resolution" means, with respect to any Person,
             ----------------
a duly adopted resolution of the Board of Directors of such Person.

            "Business Day" means a day that is not a Legal
             ------------
Holiday.

            "California Asset Disposition" means the disposition
             ----------------------------
by the Company of its real estate assets remaining in California following the California Divestiture, as described in the Prospectus.

            "California Disposition" means the California
             ----------------------
Divestiture and the California Asset Disposition.

            "California Divestiture" means the divestiture by the
             ----------------------
Company of its Southern California operations as described in the Prospectus.

            "Capital Stock" means, with respect to any Person,
             -------------
any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person.

            "Capitalized Lease Obligation" means obligations
             ----------------------------
under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Cash Equivalents" means (i) obligations issued or
             ----------------
unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's
Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

            "Change of Control" means the acquisition after the
             -----------------
Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) by (i) any Person (other than any Permitted Holder) or
(ii) any group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons (excluding any Permitted Holders), in either case, of any securities of the Company such that, as a result of such acquisition, such Person or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, voting securities representing 40% or more of the total voting power of the then outstanding voting securities entitled to vote on a regular basis for the Board of Directors of the Company (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided,
                                               --------
however, that no such Change of Control shall be deemed to have
- -------
occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, voting securities representing a greater percentage of such voting power than such other Person or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Directors.

            "Change of Control Date" shall have the meaning
             ----------------------
provided in Section 5.15.

            "Change of Control Offer" shall have the meaning
             -----------------------
provided in Section 5.15.

            "Change of Control Offer Price" shall have the
             -----------------------------
meaning provided in Section 5.15.

            "Change of Control Payment Date" shall have the
             ------------------------------
meaning provided in Section 5.15.

            "Commission" means the Securities and Exchange
             ----------
Commission.

            "Common Stock" means, with respect to any Person, any
             ------------
and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

            "Company" means Smith's Food & Drug Centers, Inc., a
             -------
Delaware corporation.

            "Consent Solicitations" means the consents solicited
             ---------------------
from holders of the Smitty's Securities to certain amendments to the respective indentures under which the Smitty's
Securities were issued.

            "Consolidated Interest Expense" means for any period,
             -----------------------------
the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of the Company and the Restricted Subsidiaries (including (a) original issue discount on any Indebtedness (including (without duplication), in the case of the Company, any original issue discount on the Securities but excluding amortization of debt issuance costs) and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period but excluding the amortization of debt issuance costs). For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Consolidated
Interest Expense is being calculated, (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, and (d) Consolidated Interest Expense shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period.

            "Consolidated Net Income" means for any period, the
             -----------------------
aggregate of the net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which the Company or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and the Restricted Subsidiaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to the Company or such Restricted Subsidiary by such other Person in such period; (b) the net income of any Restricted Subsidiary that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would actually prevent the payment of an amount that otherwise could have been paid to, or received by, the Company or a Restricted Subsidiary not subject to any Payment Restriction; and (c)(i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale or any other sale of assets that would constitute an "Asset Sale" but for the exceptions set forth in clauses (i),
(ii), (v), or (vi) of the definition thereof; (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of the Company or any Restricted Subsidiary and any gains on pension reversions received by the Company or any Restricted Subsidiary, (iv) all gains and losses realized on the purchase or other acquisition by the Company or any Restricted Subsidiary of any securities of the Company or any Restricted Subsidiary, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, or Statement of Financial Accounting Standards
No. 121, (vi) all other extraordinary gains and losses,
(vii) (A) all non-cash charges, (B) all severance, deferred compensation or other employee termination costs, (C) up to $20 million of compensation expenses resulting from the repurchase or amendment of certain management stock options, (D) all debt refinancing premiums and (E) any other reserves or charges

(provided, however, that any net cash payments actually made
 --------  -------
(after-tax) with respect to the liabilities for which such reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case under this clause (vii), recorded by the Company or any Restricted Subsidiary in connection with the Transactions and the California Disposition, including, without limitation, the integration of operations in the State of Arizona,
(viii) losses incurred by the Company and the Restricted Subsidiaries resulting from earthquakes and (ix) with respect to the Company and the Restricted Subsidiaries, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

            "Consolidated Net Worth" means, with respect to any
             ----------------------
Person, the total stockholders' equity (exclusive of any Disqualified Capital Stock) of such Person and its Restricted
Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Credit Agent" means, at any time, the then-acting
             ------------
Administrative Agent as defined in and under the Credit
Agreement, which initially shall be Bankers Trust Company. The
Company shall promptly notify the Trustee of any change in the Credit Agent.

            "Credit Agreement" means the Credit Agreement, dated
             ----------------
as of the Issue Date, by and among Smith's as borrower, its subsidiaries as guarantors, the Lenders referred to therein, Bankers Trust Company and The Chase Manhattan Bank, as arrangers, and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms,
conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Credit Agreement" shall include all
                        ----------------
related or ancillary documents, including, without limitation, any guarantee agreements and security documents. The Company shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

            "Custodian" means any receiver, trustee, assignee,
             ---------
liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Default" means any event or condition that is, or
             -------
after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" means (i) in the
             ------------------------------
event any Indebtedness is outstanding under the Credit Agreement, all Senior Indebtedness under the Credit Agreement and (ii) if no Indebtedness is outstanding under the Credit Agreement, any other issue of Senior Indebtedness which (a) at the time of the determination is equal to or greater than $50 million in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company. For purposes of this definition, the term "Credit
                                                     ------
Agreement" shall not include any agreement governing
- ---------
Indebtedness Incurred to refund, replace or refinance borrowings or commitments under the Credit Agreement other than any such agreements governing Indebtedness Incurred to refund, replace or refinance the entirety of the borrowings and commitments then outstanding or permitted to be outstanding thereunder.

            "Disqualified Capital Stock" means, with respect to
             --------------------------
any Person, any Capital Stock of such Person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Maturity Date, or any other Capital Stock of such Person or its subsidiaries designated as Disqualified Capital Stock by such Person at the time of issuance; provided,
                                                      --------
however, that if such Capital Stock is either (i) redeemable or
- -------
repurchasable solely at the option of such Person or (ii) issued to employees of the Company or the Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated.

            "EBITDA" means, for any period, the Consolidated Net
             ------
Income for such period, plus, in each case to the extent
                        ----
deducted in computing Consolidated Net Income for such period (without duplication) (i) provisions for income taxes or similar charges recognized by the Company and the Restricted Subsidiaries accrued during such period, (ii) depreciation and amortization expense of the Company and the Restricted Subsidiaries accrued during such period (but only to the extent not included in Consolidated Interest Expense), (iii) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period, (iv) LIFO charges (credits) of the Company and the Restricted Subsidiaries for such period,
(v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Transactions or the California Disposition, less, without duplication, the amount of all net
             ----
cash payments made by the Company and the Restricted Subsidiaries during such period to the extent that such cash payments have been provided for in a restructuring reserve or charge referred to in clause (v) above (and were not otherwise deducted in the computation of EBITDA for such period).

            "Event of Default" shall have the meaning provided in
             ----------------
Section 7.01.

            "Exchange Act" means the Securities Exchange Act of
             ------------
1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

            "Exchange Debentures" means the Company's [   ]%
             -------------------
Subordinated Exchange Debentures due 2008 issuable at the option of the Company in exchange for all of the outstanding shares of New Preferred Stock and any such debentures paid in lieu of cash interest thereon in accordance with the terms thereof.

            "Existing Indebtedness" means all indebtedness of the
             ---------------------
Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the Transactions (other than Indebtedness under the Credit
Agreement and the Indenture), including operating leases outstanding on the Issue Date that are, or may be, required under GAAP to be reported or reclassified after the Issue Date as Capitalized Lease Obligations.

            "Foreign Exchange Agreement" means any foreign
             --------------------------
exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

            "GAAP" means generally accepted accounting principles
             ----
in effect in the United States of America as of the date of this Indenture.

            "Guarantee" shall have the meaning set forth in
             ---------
Section 5.17.

            "Guarantee Obligations" shall have the meaning
             ---------------------
provided in Section 12.01.

            "Guarantor" means each Person that becomes a
             ---------
guarantor of the Securities in compliance with the provisions set forth in Section 5.17.

            "Guarantor Payment Blockage Period" shall have the
             ---------------------------------
meaning provided in Section 12.02.

            "Guarantor Senior Indebtedness" means, with respect
             -----------------------------
to any Guarantor, the principal of, premium, if any, and interest on, and all other Obligations with respect to, any Indebtedness of such Guarantor, whether outstanding on the
Issue Date or thereafter Incurred, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior
                                  ----------------
Indebtedness" shall include (x) the principal of, premium, if
- ------------
any, and interest on all Obligations of every nature of such Guarantor from time to time owed to the lenders under the
Credit Agreement, including, without limitation, the Letter of Credit Obligations and principal of and interest on, and all fees, indemnities and expenses payable under the Credit Agreement, and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (vi) or
(vii) in Section 7.01 relating to such Guarantor, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Guarantor
                                                 ---------
Senior Indebtedness" shall not include (a) Indebtedness
- -------------------
evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor (other than Capitalized Lease Obligations),
(d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by such Guarantors for compensation to employees or for services rendered to such Guarantors, (g) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor representing a guarantee of Subordinated Indebtedness or Pari Passu Indebtedness (in each case, with respect to the Securities or any Guarantee) of the Company or any other Guarantor, (i) Indebtedness of such Guarantor to a Subsidiary of the Company and (j) that portion of any Indebtedness which is incurred by such Guarantor in violation of this Indenture.

            "Holder" means the Person in whose name a Security is
             ------
registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness or
             -----
other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligations or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence,"
                                          ----------
"Incurred" and "Incurring" shall have meanings correlative to
 --------       ---------
the foregoing).

            "Indebtedness" means with respect to any Person,
             ------------
without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) Incurred by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the Incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the payment of money relating to a Capitalized Lease Obligation; (ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such Person; (iii) reimbursement obligations of such Person with respect to letters of credit; (iv) obligations of such Person with respect to

Interest Swap Obligations and Foreign Exchange Agreements;
(v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such Person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such properties or assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed
                                         -------------
repurchase price" of any Disqualified Capital Stock that does
- ----------------
not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

            "Indenture" means this Indenture, as amended or
             ---------
supplemented from time to time in accordance with the terms hereof.

            "Independent Financial Advisor" means a reputable
             -----------------------------
accounting, appraisal or nationally recognized investment banking or consulting firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the tasks for which such firm has been engaged and independent with respect to the Company and its Affiliates.

            "Interest Payment Date" means the stated maturity of
             ---------------------
an installment of interest on the Securities.

            "Interest Swap Obligation" means any obligation of
             ------------------------
any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term
                                         --------
"Interest Swap Obligation" shall also include interest rate
 ------------------------
exchange, collar, cap, swap option or similar agreements providing interest rate protection.

            "Investment" by any Person in any other Person means
             ----------
any investment by such Person in such other Person, whether by share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances or to permit the purchase of Qualified Capital Stock of the Company and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other
Person, and any guarantee of Indebtedness of any other Person. In addition, for purposes of the covenant described in Section 5.03, (i) an "Investment" shall be deemed to have been made at
              ----------
the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; and (ii) at any date the aggregate of all
Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary (in each case "net worth" to be calculated based upon the fair
               ---------
market value of the assets and liabilities of such Subsidiary as of any such date of designation, as determined by the Company's Board of Directors).

            "Issue Date" means May 23, 1996, the date of original
             ----------
issuance of the Securities under the Indenture.

            "Legal Holiday" shall have the meaning provided in
             -------------
Section 13.07.

            "Letter of Credit Obligations" means Indebtedness of
             ----------------------------
the Company or any of the Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for purposes of determining the aggregate amount of Indebtedness at any time, shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

            "Lien" means, with respect to any asset or property,
             ----
any mortgage, pledge, lien, encumbrance, charge or security interest of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided, however, that in no event shall an
                   --------  -------
operating lease be deemed to constitute a Lien.

            "Management Services Agreement" means that certain
             -----------------------------
Management Services Agreement dated as of the Issue Date, between the Company and Yucaipa (as such Management Services Agreement may be amended or replaced, so long as such amendment or replacement has been approved by a majority of the Independent Directors (as defined in the Standstill Agreement) and is not disadvantageous to the Holders in any material respect).

            "Maturity Date" means May 15, 2007.
             -------------

            "Merger" means the merger of Acquisition with and
             ------
into Smitty's pursuant to the Recapitalization Agreement.

            "Net Cash Proceeds" means Net Proceeds received in
             -----------------
the form of cash or Cash Equivalents.

            "Net Proceeds" means (a) in the case of any Asset
             ------------
Sale or any issuance and sale by any Person of Qualified Capital Stock, the aggregate net proceeds received by such Person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $10 million in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such Person for or into shares of Qualified Capital Stock of the Company, the sum of (i) the fair market value of the proceeds received by the Company in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder thereof to the Company upon such conversion or exchange.

            "Net Proceeds Offer" shall have the meaning provided
             ------------------
in Section 5.16(a).

            "Obligations" means all obligations of every nature
             -----------
whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise
(including obligations of performance) under the documentation governing any Indebtedness.

            "Offering" means the offerings of the Securities.
             --------

            "Officer" means, with respect to any Person, the
             -------
Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

            "Officers' Certificate" means, with respect to any
             ---------------------
Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05.

            "Operating Coverage Ratio" means the ratio of
             ------------------------
(1) EBITDA for the period (the "Pro Forma Period") consisting
                                ----------------
of the most recent four full fiscal quarters for which
financial information in respect thereof is available
immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the Consolidated Interest Expense
 ----------------
for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the
              --------------
Board of Directors of the Company to become due from time to time during such period.  For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Transactions, "EBITDA" for the Pro Forma Period shall be calculated after giving effect on a pro forma basis to the Transactions and the California Disposition as if they had occurred on the first day of the Pro Forma Period. In addition to, but without duplication of, the foregoing, for purposes of this definition, "EBITDA" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to
(a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other Person that, as a result
      ----------------
of such Investment, becomes a Restricted Subsidiary, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, and (c) any sales or other dispositions of any Restricted Subsidiary or any line of business (or geographical area thereof) of the Company or any Restricted Subsidiary occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, "Consolidated Interest Expense" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness Incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If the Company or any Restricted Subsidiary directly or indirectly guarantees any Indebtedness of a third Person, the Operating Coverage Ratio shall give effect to the Incurrence of such Indebtedness as if the Company or such Restricted Subsidiary had directly Incurred such guaranteed Indebtedness.

            "operating lease" means any lease the obligations
             ---------------
under which do not constitute Capitalized Lease Obligations.

            "Opinion of Counsel" means a written opinion from
             ------------------
legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

            "Pari Passu Indebtedness" means the Securities and
             -----------------------
any Indebtedness of the Company which ranks pari passu in right of payment with the Securities.

            "Paying Agent" shall have the meaning provided in
             ------------
Section 2.03.

            "Payment Restriction" means, with respect to a
             -------------------
subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other subsidiary of such Person, (b) make loans or advances to such Person or any other subsidiary of such Person or
(c) transfer any of its properties or assets to such Person or any other subsidiary of such Person, or (ii) such Person or any other subsidiary of such Person to receive or retain any such
(a) dividends, distributions or payments, (b) loans or advances or (c) transfer of properties or assets.

            "Permitted Holder" means (i) Yucaipa, or any entity
             ----------------
controlled thereby or any of the partners thereof, (ii) Jeffrey
P. Smith, Richard D. Smith, Fred L. Smith, Ida Smith, the Dee Glen Smith Marital Trust I, Trust for the Children of Jeffrey Paul Smith, Trust for the Children of Richard Dee Smith, and Trust for the Children of Fred Lorenzo Smith, (iii) an employee benefit plan of the Company, or any of its subsidiaries or any participant therein, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or (v) any Permitted Transferee of any of the foregoing Persons.

            "Permitted Indebtedness" means:
             ----------------------

            a. Indebtedness of the Company and the Restricted Subsidiaries (and the Company and each Restricted Subsidiary (to the extent it is not the primary obligor thereof) may guarantee such Indebtedness) (i) under the Credit Agreement (including the Letter of Credit Obligations) in an aggregate principal amount at any time outstanding not to exceed $1,025.0 million, less all principal repayments of Term Loans and all permanent commitment reductions under the revolving credit facility, in each case, pursuant to and in accordance with
Section 5.16 hereof or (ii) Incurred under the Credit Agreement pursuant to and in compliance with (x) clause (n) of this definition and (y) the proviso of Section 5.12 hereof;

            b. Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; or Indebtedness of the Company owed to and held by a Restricted
Subsidiary;

            c. Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the Incurrence
             --------
thereof, such Indebtedness, together with any other Indebtedness Incurred during the most recently completed four fiscal quarter period in reliance upon this clause (c) does not exceed, in the aggregate, 3% of net sales of the Company and the Restricted Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of Incurrence is prior to the end of the fourth fiscal quarter following the Issue Date) and
(ii) such Indebtedness, together with all then outstanding Indebtedness Incurred in reliance upon this clause (c) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and the Restricted Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of Incurrence is prior to the end of the twelfth fiscal quarter following the Issue Date);

            d. Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with expenditures in an aggregate principal amount not to exceed $25.0 million; provided that such expenditures relate solely to the
- --------
integration of the operations of Smith's, Smitty's and their respective subsidiaries as described in the Prospectus;

            e. Indebtedness of the Company Incurred under Foreign Exchange Agreements and Interest Swap Obligations entered into with respect to Indebtedness otherwise permitted to be Incurred under Section 5.12 hereof, including this definition of "Permitted Indebtedness" (other than this clause
(e)), in a notional amount not exceeding the aggregate principal amount of such Indebtedness;

            f. guarantees Incurred in the ordinary course of business by the Company or a Restricted Subsidiary of Indebtedness of any other Person in aggregate not to exceed
$20.0 million at any time outstanding;

            g.  Refinancing Indebtedness;

            h.  Indebtedness of the Company or any Restricted
Subsidiary for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;

            i.  Existing Indebtedness;

            j.  Indebtedness arising from guarantees of
Indebtedness of the Company or any Restricted Subsidiary or other agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum aggregate
                  --------  -------
liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition;

            k. obligations in respect of performance bonds and completion guarantees provided by the Company or any Restricted
Subsidiary in the ordinary course of business;

            l. guarantees by the Company or a Restricted Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary so long as the Incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

            m.  Indebtedness Incurred by the Company in
connection with the transfer to the Company or a third party of the California assets leased by the Company from certain trusts and securing such trusts' obligations to the Smith's Food &
Drug Centers Inc. 1994-A Pass Through Trusts (the "Related
                                                   -------
Assets"); provided, however, that (i) if the Related Assets are
- ------    --------  -------
transferred to the Company, the Company shall consummate an Asset Sale with respect to such Related Assets within 90 days after the Incurrence of such Indebtedness and shall apply the Net Proceeds of such Asset Sale to permanently reduce Pari
Passu Indebtedness, Indebtedness of any Restricted Subsidiary
or Senior Indebtedness, and (ii) if the Related Assets are transferred to any Person other than the Company or any Subsidiary, the Company shall, within 90 days after the Incurrence of such Indebtedness, apply any proceeds received from the owner trust in respect of such transfer of the Related Assets to permanently reduce Pari Passu Indebtedness, Indebtedness of any Restricted Subsidiary or Senior Indebtedness; provided, further,
                                              --------  -------
however, that up to $5.0 million in aggregate amount of Net
- -------
Proceeds under clause (i) or proceeds under clause (ii) may be applied to repay outstanding borrowings under the revolving credit facility pursuant to the Credit Agreement without a corresponding reduction in commitments; and

            n. additional Indebtedness of the Company or any Restricted Subsidiary (together with the Indebtedness Incurred pursuant to clause (a)(ii) above) in an aggregate amount not to exceed $140.0 million at any time outstanding.

            "Permitted Investment" by any Person means (i) any
             --------------------
Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 5.16 hereof or any other disposition of assets not constituting an Asset Sale by reason of the exceptions contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically permitted by and made in accordance with Section 5.11(b), (vi) Investments in the Company or the wholly owned Restricted Subsidiaries and (vii) additional Investments in an aggregate amount not exceeding $15.0 million.

            "Permitted Liens" shall mean (i) Liens for taxes,
             ---------------
assessments and governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like
Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security or similar legislation; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of the Restricted Subsidiaries incurred in the ordinary course of business;
(vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to a Default or Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Swap Obligations and Foreign Exchange Agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Restricted Subsidiary from fluctuations in the price of commodities; (xii) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or the Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with past practices; (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease; (xv) Liens arising from filing
UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under the applicable Indenture and under which the Company or any Restricted Subsidiary is lessee; (xvi) Liens in favor of the Senior Note Trustee under the Senior Note Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under the Senior Note Indenture;
(xvii) Liens securing Indebtedness permitted to be Incurred pursuant to clause (m) of the definition of Permitted Indebtedness above.

            "Permitted Payments" means
             ------------------

            (i)  the consummation of the Transactions as
described in the Prospectus;

           (ii) payments by the Company to effect the mandatory redemption of its Series I Preferred Stock; provided, however,
                                            --------  -------
that such payments shall not be made on any date earlier, or in any amount greater, than the dates and amounts provided for in the Company's Certificate of Incorporation as in effect on the Issue Date;

          (iii) any payment by the Company or any Subsidiary to Yucaipa or the principals or any Affiliates thereof for consulting, management, investment banking or similar services, or for reimbursement of costs and expenses (x) pursuant to the Management Services Agreement or (y) as approved by a majority of the Independent Directors (as defined in the Standstill Agreement);

           (iv) any payment to pay for the purchase, retirement or other acquisition for value of any Capital Stock of the Company held by any future, present or former employee or director of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other agreement, provided that the aggregate amount of Restricted
           --------
Payments made under this clause does not exceed $5 million in any fiscal year (provided that any unused amounts may be
                 --------
carried over to any subsequent fiscal year subject to a maximum amount of $10 million in any fiscal year);

            (v)  pro rata dividends paid by any Restricted
Subsidiary that is not wholly owned by the Company or another wholly owned Restricted Subsidiary;

           (vi) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $10.0 million; and

          (vii) other Restricted Payments in an aggregate amount not to exceed $25.0 million.

            "Permitted Subordinated Reorganization Securities"
             ------------------------------------------------
means securities of the Company issued in a plan of reorganization in a case under Bankruptcy Law relating to the Company which constitutes either (x) Capital Stock (other than Disqualified Capital Stock with the reference to "Maturity Date" in the definition of such term modified to relate to the final stated maturity of any debt securities issued in such plan of reorganization to the holders of Designated Senior Indebtedness ("Senior Reorganization Securities")) or (y) debt
               --------------------------------
securities of the Company which (i) are unsecured, (ii) have no scheduled mandatory amortization thereon prior to the final stated maturity of the Senior Reorganization Securities and
(iii) are subordinated in right of payment to the Senior Reorganization Securities to at least the same extent as the Securities are subordinated to Designated Senior Indebtedness.

            "Permitted Transferees" means, with respect to any
             ---------------------
Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust the beneficiaries of which, or a corporation or partnership the stockholders or general or limited partners of which, include only such Person or his or her parents, spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any securities of the Company, (iv) any investment account whose investment managers and investment advisors consist solely of such Person and/or Permitted Transferees of such Person and (v) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

            "Person" means any individual, corporation, limited
             ------
or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan of Liquidation" means, with respect to any
             -------------------
Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise)
(i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

            "Preferred Stock" means, with respect to any Person,
             ---------------
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "pro forma" means, with respect to any calculation
             ---------
made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

            "Prospectus" means the prospectus of the Company
             ----------
dated May 17, 1996 relating to the Securities.

            "Public Equity Offering" means an underwritten public
             ----------------------
offering of Common Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

            "Qualified Capital Stock" means, with respect to any
             -----------------------
Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

            "Recapitalization" means the Offering, the Tender
             ----------------
Offer, the Repayments and the closing under the Credit
Agreement.

            "Recapitalization Agreement" means the
             --------------------------
Recapitalization Agreement and Plan of Merger, dated as of January 29, 1996, among the Company, Acquisition, Smitty's and
Yucaipa.

            "Record Date" means the Record Dates specified in the
             -----------
Securities; provided, however, that if any such date is a Legal
            --------  -------
Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

            "Redemption Date," when used with respect to any
             ---------------
Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

            "Redemption Price," when used with respect to any
             ----------------
Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

            "Refinancing Indebtedness" means, with respect to any
             ------------------------
Person, Indebtedness of such Person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an
                                 -----
amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of
                              ---------
such Person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness Incurred pursuant to clauses (c), (d), (g), (i) and (m) of the definition thereof) Incurred in accordance with the applicable Indenture (a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication) (i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus
(ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such Person in connection with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated
Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to the Holders than those contained in such repaid or amended Subordinated Indebtedness.

            "Registrar" shall have the meaning provided in
             ---------
Section 2.03.

            "Related Business Investment" means (i) any
             ---------------------------
Investment by a Person in any other Person a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by the Company or any of the Subsidiaries as of the Issue Date; (ii) any Investment by such Person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and the Restricted Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expenditure or Investment, in each case reasonably related to the business of the Company and the Restricted Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change.

            "Repayments" means the Company's purchase of $1.0
             ----------
million of its Series I Preferred Stock, repayment of $735.1 million of its outstanding indebtedness and purchase of $13.7 million of employee stock options, all as described in the Prospectus.

            "Representative" means the indenture trustee or other
             --------------
trustee, agent or representative for any Senior indebtedness;
provided, however, that in no event shall                     ,
- --------  -------
in its capacity as Trustee, Registrar, co-Registrar or Paying Agent, serve as Representative.

            "Restricted Payment" means (i) any Stock Payment or
             ------------------
(ii) Investment (other than a Permitted Investment).

            "Restricted Subsidiary" means any Subsidiary that, as
             ---------------------
of the date of determination, is not an Unrestricted
Subsidiary.

            "Securities Act" means the Securities Act of 1933, as
             --------------
amended, and the rules and regulations of the Commission promulgated thereunder.

            "Senior Indebtedness" means the principal of,
             -------------------
premium, if any, and interest on, and all other Obligations
with respect to, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, unless, in the case of any particular Indebtedness, the instrument
creating or
evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include
                              -------------------
(x) the principal of, premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the lenders under the Credit Agreement, including, without limitation, the Letter of Credit Obligations and principal of and interest on, all fees and expenses payable under the Credit Agreement and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause (vi) or
(vii) in Section 7.01 relating to the Company, whether or not the claim for such interest is allowed under any applicable Bankruptcy Law. Notwithstanding the foregoing, "Senior
                                                ------
Indebtedness" shall not include (a) Indebtedness evidenced by the
- ------------
Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(c) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company (other than Capitalized Lease Obligations), (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company, and
(i) that portion of any Indebtedness which is Incurred by the Company in violation of this Indenture.

            "Series I Preferred Stock" means the Series I
             ------------------------
Preferred Stock of the Company, par value $.01 per share.

            "Significant Senior Indebtedness" shall have the
             -------------------------------
meaning provided in Section 4.02(a).

            "Significant Stockholder" means, with respect to any Person, any other Person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such Person that are entitled to vote on a regular basis for the election of directors of such Person.

            "Significant Subsidiary" means each Restricted
             ----------------------
Subsidiary that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date) or (b) material to the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

            "Smitty's" means Smitty's Supermarkets, Inc., a
             --------
Delaware corporation.

            "Smitty's Offers to Purchase" means the offers to
             ---------------------------
purchase the Smitty's Securities from the holders thereof.

            "Smitty's Refinancing" means the repayment of
             --------------------
Smitty's indebtedness, including pursuant to the Smitty's
Offers to Purchase.

            "Smitty's Securities" means the 13.75% Senior
Discount Debentures due 2006 of Smitty's and the 12.75% Senior
Subordinated Notes due 2004 of SSV.

            "SSV" means Smitty's Super Valu, Inc., a Delaware
             ---
corporation and a wholly owned subsidiary of Smitty's.

            "Standstill Agreement" means the Standstill Agreement
             --------------------
dated as of January 29, 1996 among the Company, Yucaipa and each of the limited partnerships that owns shares in Smitty's for which Yucaipa acts as the general partner (as such Standstill Agreement may be amended or replaced, so long as such amendment or replacement has been approved by a majority of the Independent Directors (as defined in the Standstill Agreement as in effect prior to such amendment or replacement) and is not disadvantageous to the Holders of the Securities in any material respect).

            "Stock Payment" means, with respect to any Person,
             -------------
(a) the declaration or payment by such Person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), or (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such Person's Qualified Capital Stock (and, in the case of a Subsidiary, Qualified

Capital Stock of the Company) or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than exchangeable or convertible Indebtedness of such Person), other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a
                --------  -------
Restricted Subsidiary, the term "Stock Payment" shall not include
                                 -------------
any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by the Company or a wholly owned Restricted Subsidiary.

            "Subordinated Indebtedness" means Indebtedness of the
             -------------------------
Company which is subordinated in right of payment to the Securities.

            "subsidiary" of any Person means (i) a corporation a
             ----------
majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

            "Subsidiary" means any subsidiary of the Company.
             ----------

            "Surviving Person" shall have the meaning provided in
             ----------------
Section 6.01(a)(1).

            "Tender Offer" means the Company's offer to purchase
             ------------
50% of the outstanding shares (excluding shares issuable in the Merger) of Common Stock from the holders thereof for $36.00 in cash per share.

            "Term Loans" means the term loan facility under the
             ----------
Credit Agreement and any agreement governing Indebtedness

Incurred to refund, replace or refinance any borrowings outstanding under such facility or under any prior refunding, replacement or refinancing thereof (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.
             ---
Code (SS) 77aaa-77bbbb), as amended, as in effect on the date this Indenture is qualified under the TIA, except as otherwise provided in Section 10.03.

            "Transactions" means the Recapitalization, the Merger
             ------------
and the Smitty's Refinancing.

            "Trust Officer" means any officer of the Trustee
             -------------
assigned by the Trustee to administer its corporate trust matters.

            "Trustee" means the party named as such in this
             -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Unrestricted Subsidiary" means any Subsidiary
             -----------------------
(including its subsidiaries) so designated by a Board Resolution adopted by the Board of Directors of the Company in accordance with Section 5.20 hereof. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed to be redesignated a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary or any of its subsidiaries (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or any of its subsidiaries, (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary or any of its subsidiaries (including any right which the holders thereof may have to take enforcement action against any of them) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Unrestricted Subsidiary or any of its subsidiaries Incurs Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

            "U.S. Government Obligations" shall have the meaning
             ---------------------------
provided in Section 9.02.

            "U.S. Legal Tender" means such coin or currency of
             -----------------
the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Yucaipa" means The Yucaipa Companies, a California
             -------
general partnership, or any successor thereto which is an affiliate of Ronald W. Burkle or his Permitted Transferees.

SECTION 1.02.  Incorporation by Reference of TIA.
               ---------------------------------

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities.
             --------------------

            "indenture security holder" means a Holder.
             -------------------------

            "indenture to be qualified" means this Indenture.
             -------------------------

            "indenture trustee" or "institutional trustee" means
             -----------------      ---------------------
the Trustee.

            "obligor" on the indenture securities means the
             -------
Company, any Guarantor or any other obligor on the Securities or Guarantees.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.
               ---------------------

            Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;
                   --

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6)   "herein," "hereof" and other words of similar
                   ------    ------
      import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.
               ---------------

            The Securities, the notation thereon relating to the Guarantees (if and when delivered) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit
A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the Securities and the Guarantees (if and when delivered) shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

            Two Officers, or an Officer and an Assistant
Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 11.09.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue in the aggregate principal amount of $575,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $575,000,000 (or such lesser amount as is requested authenticated by the Trustee and issued by the Company on the Issue Date), except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Secu-rities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be
                           ---------
presented or surrendered for payment ("Paying Agent") and
                                       ------------
(c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or
surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such
                                --------  -------
designation or rescission shall in any manner relieve the
Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Nine and Sections
5.15 and 5.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any
                                     ------------
additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.
               ------------------------------------

            The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund, subject to Article Four and Article Twelve. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Holder Lists.
               ------------

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.
               ---------------------

            When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the
                              --------  -------
Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 5.15, 5.16 or 10.05). The Registrar or
co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07.  Replacement Securities.
               ----------------------

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this Section 2.07, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.
               ----------------------

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona
                                                           ----
fide purchaser.  A mutilated Security ceases to be outstanding
- ----
upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four and Article Twelve, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

SECTION 2.09.  Treasury Securities.
               -------------------

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

SECTION 2.10.  Temporary Securities.
               --------------------

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.
               ------------

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.
               ------------------

            If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 7.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.
               ------------

            The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that
         --------  -------
no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.


                                 ARTICLE THREE

                                  REDEMPTION


SECTION 3.01.  Notices to Trustee.
               ------------------

            If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities To Be Redeemed.
               --------------------------------------

            If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata by lot or by any other method that the
Trustee considers fair and appropriate and, if such Securities are
listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that any
                                   --------  -------
redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering shall be made on a pro rata basis unless such method is otherwise prohibited.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Trustee and the Credit Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (1)   the Redemption Date;

            (2)   the Redemption Price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
      Price;

            (5) that, unless (a) the Company defaults in making the redemption payment on the Redemption Date or (b) such redemption payment is prohibited pursuant to Article Four or Article Twelve hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price unless prohibited pursuant to Article Four or Article Twelve or otherwise pursuant to this Indenture. Securities that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described in Section 5.16 or pursuant to a Change of Control Offer as described in
Section 5.15 or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

            On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight hereof.

            If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve or otherwise, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities or portions thereof to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.
               ---------------------------

            Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new
Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                               ARTICLE FOUR

                               SUBORDINATION


SECTION 4.01.  Securities Subordinated to Senior Indebtedness.
               ----------------------------------------------

            Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the Obligations on the Securities is subordinated, to the extent and in the manner provided in this Article Four, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, including with respect to Designated
Senior Indebtedness, any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Bankruptcy Law.

            This Article Four shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            The obligations of the Company to the Trustee under
Section 8.07 shall not be subject to the provisions of this Article Four.

SECTION 4.02.  Suspension of Payment When Senior
               Indebtedness in Default.
               ---------------------------------

            (a) Unless Section 4.03 shall be applicable, no direct or indirect payment (other than payments by a trust previously established pursuant to Article Nine hereof) by or on behalf of the Company of Obligations on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on (i) any Designated Senior Indebtedness or (ii) any other Senior Indebtedness which, at the time of determination, is equal to or greater than $50 million in aggregate principal amount ("Significant Senior Indebtedness") (and the Trustee has
  -------------------------------
received written notice thereof), and such default shall not have been cured or waived by or on behalf of the holders of such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, or shall have ceased to exist, until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness or Significant Senior Indebtedness, as the case may be, shall have been discharged or paid in full in cash or Cash Equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

            (b) Unless Section 4.03 shall be applicable, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the
maturity thereof may be accelerated, upon the earliest to occur of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Designated Senior Indebtedness or their Representative, or
(b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment (other than payments by a trust previously established pursuant to Article Nine hereof) may be made by the Company upon or in respect of the Securities for a period ("Payment Blockage
                                         ----------------
Period") commencing on the earlier of the date of receipt of
- ------
such notice or the date of such acceleration and ending 179 days thereafter (unless (x) such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such

Designated Senior Indebtedness or their representative who delivered such notice or (y) such default is cured or waived, or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents), after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Designated Senior Indebtedness or their representative whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            (c)   In the event that, notwithstanding the
foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 4.02, then and in such event such payment shall be paid over and delivered forthwith to the Representative or as a court of competent jurisdiction shall direct.

SECTION 4.03.  Securities Subordinated to Prior Payment of
               All Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company.
               -------------------------------------------

            Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities):

            (a) the holders of Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Securities (excluding Permitted Subordinated Reorganization Securities), and until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of Senior Indebtedness; provided, however, that no payment of
                           --------  -------
      any Guarantee shall constitute payment on behalf of the Company for purposes of this Section 4.03(a);

            (b) any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) except for the provisions of this Article Four, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness remaining unpaid held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (c)   in the event that, notwithstanding the
      foregoing, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of principal of, premium, if any, or interest on the Securities (excluding Permitted Subordinated Reorganization Securities) before all Senior Indebtedness is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 4.06 and 4.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash

      Equivalents, after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided, however, that this sentence shall not affect the
      --------  -------
      obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

            The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Six hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article Four if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Six.

            The Company shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities).

SECTION 4.04.  Holders To Be Subrogated to Rights
               of Holders of Senior Indebtedness.
               ----------------------------------

            Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Four, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the provisions of this Article Four, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 4.05.  Obligations of the Company Unconditional.
               ----------------------------------------

            Nothing contained in this Article Four or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four. Nothing in this Section 4.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 4.06.  Trustee Entitled To Assume Payments Not
               Prohibited in Absence of Notice.
               ---------------------------------------

            The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 4.07.  Application by Trustee of Assets Deposited
               with It.
               ------------------------------------------

            U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 9.02 shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Four. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article Four; provided,
                                                --------
however, that if prior to the second Business Day preceding the
- -------
date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in
Section 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date; provided, further, however, that no payment
                    --------  -------  -------
on any Guarantee shall constitute payment on behalf of the Company for purposes of this Section 4.07. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or

Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 4.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four.

SECTION 4.08.  No Waiver of Subordinated Provisions.
               ------------------------------------

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)   Without limiting the generality of subsection
(a) of this Section 4.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following:
(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided,
                                                 --------
however, that in no event shall any such actions limit the
- -------
right of the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Seven hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            (c) Each Holder by accepting a Security agrees that the Representative of any Senior Indebtedness, in its discretion, without notice or demand and without affecting any rights of any holder of Senior Indebtedness under this Article Four, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Senior Indebtedness or by any holder of any Senior Indebtedness against such Holder of this Article Four after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust.

SECTION 4.09.  Holders Authorize Trustee To Effectuate
               Subordination of Securities.
               ---------------------------------------

            Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Four, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.10.  Right of Trustee To Hold Senior Indebtedness.
               --------------------------------------------

            The Trustee shall be entitled to all of the rights set forth in this Article Four in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 4.11.  No Suspension of Remedies.
               -------------------------

            The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Four shall not be construed as preventing the occurrence of a Default or an Event of Default under Section
7.01.

            Nothing contained in this Article Four shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Four of the holders, from time to time, of Senior Indebtedness.

SECTION 4.12.  No Fiduciary Duty of Trustee to Holders of
               Senior Indebtedness.
               ------------------------------------------

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise. Nothing in this Section 4.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                               ARTICLE FIVE

                                 COVENANTS


SECTION 5.01.  Payment of Securities.
               ---------------------

            The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided, however, that
                                       --------  -------
U.S. Legal Tender held by the Trustee for the benefit of holders of Senior Indebtedness or Guarantor Senior Indebtedness or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four or Article Twelve hereof or otherwise shall not be considered to be designated for the payment of any installment of principal or interest on the Securities within the meaning of this Section 5.01.

            The Company shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 5.02.  Maintenance of Office or Agency.
               -------------------------------

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 hereof. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 5.03.  Limitation on Restricted Payments.
               ---------------------------------

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company could not Incur $1.00 of additional Indebtedness pursuant to the proviso in Section 5.12 hereof or (3) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment as determined in good faith by the Board of Directors of the Company as evidenced by a Board Resolution), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) earned during the period beginning on the Issue Date and ending on the date of the proposed Restricted Payment (the "Reference Date") plus (ii) 100% of the aggregate Net
      --------------
Proceeds received by the Company from any Person (other than a Subsidiary) from the issuance and sale (including upon exchange or conversion for other securities of the Company) subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid), plus (iii) 100% of the Net Proceeds from
(x) the sale or other disposition of Investments (other than Permitted Investments described in clauses (i)-(vi) inclusive of the definition thereof) made by the Company or any Restricted Subsidiary or (y) the sale of the Capital Stock of any Unrestricted Subsidiary by the Company or any Restricted Subsidiary or the sale of all or substantially all of the assets of any Unrestricted Subsidiary to the extent that a liquidating dividend or similar distribution is paid to the Company or any Restricted Subsidiary from the proceeds of such asset sale.

            (b) The provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (2) the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness, in each case, in exchange for or solely out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company; provided, however, that
                                        --------  -------
no proceeds of such sale of Qualified Capital Stock shall be included in clause (ii) of the preceding paragraph, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of the Company with an Average Life equal to or greater than the then remaining Average Life of the Subordinated Indebtedness repurchased, redeemed or repaid, and (4) Permitted Payments; provided,
                                                --------
however, that, at the time of, and after giving effect to, any
- -------
Restricted Payment made under clause (3) or (4), no Default or Event of Default shall have occurred and be continuing; provided, further, however, that the declaration of each
- --------  -------
dividend paid in accordance with clause (1) above and each payment under clause (iv) of the definition of "Permitted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (3) in the immediately preceding paragraph, and no amounts expended pursuant to clause
(2) or (3) above or clause

(i), (ii), (iii), (v), (vi) or (vii) of the definition of
"Permitted Payments" shall be so counted.

SECTION 5.04.  Corporate Existence.
               -------------------

            Except as otherwise permitted by Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided,
                                              --------
however, that the Company shall not be required to preserve,
- -------
with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company or such Significant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Significant Subsidiary.

SECTION 5.05.  Payment of Taxes and Other Claims.
               ---------------------------------

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Subsidiaries or properties of it or any of the Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of the Subsidiaries; provided, however, that the Company shall not be
              --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or
(b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of the Company and the Subsidiaries taken as a whole.

SECTION 5.06.  Maintenance of Properties and Insurance.
               ---------------------------------------

            (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of the Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries taken as a whole; provided, however, that
                                   --------  -------
nothing in this Section 5.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

            (b) The Company shall provide or cause to be provided, for itself and each of the Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and the Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

SECTION 5.07.  Compliance Certificate; Notice of Default.
               -----------------------------------------

            (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Officers' Certificate stating that a review of its activities and the activities of the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default in respect of any payment obligation under the Credit Agreement and no Default or Event of Default occurred during such year or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

            (b) So long as, and to the extent, not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and
(B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof.

            (c) The Company shall deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default;
(ii) any event of default in respect of any payment obligation under the Credit Agreement or any event of default under any bond, debenture, note, or other evidence of Indebtedness of the Company or any of the Subsidiaries, or under any mortgage, indenture or other instrument if such event of default related to Indebtedness at any time in an aggregate principal amount exceeding $20 million, an Officers' Certificate specifying with particularity such event.

SECTION 5.08.  Compliance with Laws.
               --------------------

            The Company shall comply, and shall cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

SECTION 5.09.  SEC Reports.
               -----------

            The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holder with such quarterly and annual reports and other reports specified in
Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

SECTION 5.10.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.11.  Limitation on Transactions with Affiliates.
               ------------------------------------------

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, in a single transaction or series of related transactions, (i) sell, lease, transfer or otherwise dispose of any of its properties or assets or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or
(iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder)
of the Company or any Subsidiary (any of the foregoing, an "Affiliate Transaction"), unless (I) (A) such Affiliate
 ---------------------
Transaction is in the ordinary course of business or otherwise on terms that are at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as might reasonably have been obtainable at such time from an unaffiliated party;
(B) in the case of an Affiliate Transaction involving aggregate payments in excess of $2.0 million and less than or equal to $5.0 million, the Company or such Restricted Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such Affiliate Transaction is on terms that are at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as might reasonably have been obtainable at such time from an unaffiliated party;
(C) in the case of an Affiliate Transaction involving aggregate payments in excess of $5.0 million and less than or equal to $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying to the same effect as specified in clause (B) above and also that such Affiliate Transaction has received the approval of a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, or, in the absence of any such approval, that an Independent Financial Advisor has provided the Board of Directors with written confirmation to the effect specified in clause (II) below; and (D) in the case of an Affiliate Transaction involving aggregate payments in excess of $15.0 million, the Company or such Restricted Subsidiary, as the case may be, shall have delivered to the Trustee a written opinion of an Independent Financial Advisor to the effect specified in clause (II) below or (II) the Company or such Restricted Subsidiary, as the case may be, shall have delivered to the Trustee a written opinion of an Independent Financial Advisor to the effect that such transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view or that the terms of such Affiliate Transaction are at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that might reasonably have been obtainable at such time from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, as the case may be.

            (b) The provisions of the foregoing paragraph shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with Section 5.03 hereof,
(iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, consultants or employees of the Company or any Restricted Subsidiary, as determined in good faith by the Board of
Directors of the Company or such Restricted Subsidiary or the senior management thereof, (iv) transactions exclusively between or among the Company and any of its wholly owned Restricted Subsidiaries or exclusively between or among such wholly owned Restricted Subsidiaries; provided such transactions are not otherwise prohibited by the applicable Indenture, (v) the Standstill Agreement and any other agreement in effect on the Issue Date as in effect on such date (or any transaction contemplated thereby) or as amended thereafter (including transactions contemplated pursuant to such amendment) so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect, (vi) the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to
which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided,
                                               --------
however, that the existence of, or the performance by the
- -------
Company or any Restricted Subsidiary of obligations under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect, (vii) transactions permitted by, and complying with, Article Six hereof and (viii) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 5.12.  Limitation on Incurrences of
               Additional Indebtedness.
               ----------------------------

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness other than Permitted Indebtedness; provided,
                                                --------
however, that if no Default with respect to payment of
- -------
principal of, or interest on, the Securities or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may Incur Indebtedness if immediately after giving effect to the Incurrence of such Indebtedness the Operating Coverage Ratio would be greater than
2.0 to 1.0.

SECTION 5.13.  Limitation on Dividends and Other Payment
               Restrictions Affecting Restricted Subsidiaries.
               -----------------------------------------------

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of the Restricted Subsidiaries, except for (a) any such restrictions contained in
(i) the Credit Agreement and related documents as any such Payment Restriction may apply to any present or future Subsidiary, (ii) the Senior Note Indenture and this Indenture,
(iii) any agreement in effect at or entered into on the Issue Date, as each of the agreements referred to in the foregoing clauses (i), (ii) or (iii) is in effect on the Issue Date or as thereafter amended, supplemented or amended and restated in a manner, as it relates to such restrictions, not materially adverse to the Holders and (iv) Indebtedness of a Person existing at the time such Person becomes a Restricted
Subsidiary (provided that (x) such Indebtedness is not Incurred
            --------
in connection with, or in contemplation of, such Person
becoming a Restricted Subsidiary, (y) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and (z) such Indebtedness is otherwise permitted to be Incurred pursuant to
Section 5.12 hereof); (b) limitations contained in agreements governing secured Indebtedness otherwise permitted to be
Incurred pursuant to Sections 5.12 and 5.14 hereof on the right of the debtor to dispose of the assets securing such Indebtedness; (c) customary non-assignment provisions restricting subletting or assignment of any lease or other agreement entered into by a Restricted Subsidiary; (d) customary net worth or similar provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business; (e) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (f) customary provisions in joint venture agreements and other similar agreements; (g) restrictions contained in Indebtedness Incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (a) and (b) above; provided that the restrictions contained therein are not
- --------
materially more restrictive taken as a whole than those provided for in such Indebtedness being refinanced, refunded, extended or renewed; and (h) Payment Restrictions contained in any other Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 5.12 hereof; provided that any such
                                      --------
Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

SECTION 5.14.  Limitation on Liens.
               -------------------

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens pursuant to clauses (i) through (xv) of the definition thereof) that secures any Indebtedness of the Company which is expressly by its terms subordinated in right of payment to any other Indebtedness of the Company on any asset or property of the Company or any Restricted Subsidiary, unless the Securities are secured by a Lien on such asset or property that is (x) pari passu with such other Indebtedness if such other Indebtedness is pari passu with the Securities or (y) if such other Indebtedness is subordinated to the Securities, senior in priority to the Lien securing such other Indebtedness, in each case, until such time as such obligations are no longer secured by a Lien.

SECTION 5.15.  Limitation on Change of Control.
               -------------------------------

            (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101%
 -----------------------
of the principal amount thereof plus accrued and unpaid
interest to the date of repurchase (the "Change of Control
                                         -----------------
Offer Price").
- -----------

            (b) No later than 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Notice of an event giving rise to a Change of Control shall be given on the same date and in the same manner to all Holders. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Securities tendered will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");
                 ------------------------------

            (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

            (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control
      Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions of the Securities surrendered; provided that each Security purchased and
                   --------
      each Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

            (8) that each Change of Control Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law and until 12:00 Midnight New York City time on the applicable Change of Control Payment Date; and

            (9) the circumstances and relevant facts regarding such Change of Control.

            (c) On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying
Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered provided that each such new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Change of Control
Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 5.15, the Trustee shall act as the Paying Agent.

            (d) Notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, within 30 days following a Change of Control, the Company shall either (i) repay in full all Indebtedness, and terminate all commitments, under the Credit Agreement to the extent required upon a change of control pursuant to the terms thereof (or offer to repay in full all such Indebtedness and terminate all such commitments and repay all such Indebtedness owed to each lender which has accepted such offer and terminate all such commitments of each such lender), or (ii) obtain the requisite consents under the Credit Agreement, the terms of which require repayment upon a change of control, to permit the repurchase of the Securities as provided above. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to the provisions described above. The Company's failure to comply with the covenants described in this paragraph shall constitute an Event of Default hereunder.

            (e) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer, as provided above, if, in connection with any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all
                               ---------------
Securities validly tendered at a cash price equal to or higher than the Change of Control Offer Price and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer.

            (f) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of state and federal securities laws to the extent applicable in connection with a Change of Control Offer or an Alternate Offer.

SECTION 5.16.  Limitation on Asset Sales.
               -------------------------

            (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company) and
(b) upon consummation of such Asset Sale, the Company will within 365 days of the receipt of the proceeds therefrom: (i) apply or cause such Restricted Subsidiary to apply the Net Cash Proceeds of such Asset Sale to (A) a Related Business
Investment, (B) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale or (C) an investment in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of such Asset Sale; (iii) apply such Net Cash Proceeds (or cause such Net Cash Proceeds to be applied) to the permanent repayment of Pari Passu

Indebtedness, any Indebtedness of any Restricted Subsidiary or any Senior Indebtedness; provided, however, that the repayment of
                         --------  -------
any revolving loan (under the Credit Agreement or otherwise) shall result in a permanent reduction in the commitment thereunder; (iv) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent the related letters of credit have not been drawn upon or returned undrawn; or (v) after such time as the accumulated Net Cash Proceeds not applied pursuant to the foregoing clauses (i) through (iv) equals or exceeds $20.0 million, apply such Net Cash Proceeds (or cause such Net Cash Proceeds to be applied) to the purchase of Securities issued hereunder tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds
                                                    ------------
Offer"); provided, however, that the Company shall have the right
- -----    --------  -------
to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of a supermarket and/or related assets or equipment which are acquired or constructed by the Company or a Restricted Subsidiary subsequent to the date that is six months prior to the Issue Date, provided
                                                        --------
that such sale and substantially concurrent lease-back occurs within 365 days following such acquisition or the completion of such construction, as the case may be. Pending the utilization of any Net Cash Proceeds in the manner (and within the time period) described above, the Company may use any such Net Cash Proceeds to repay revolving loans (under the Credit Agreement or otherwise) without a permanent reduction of the commitment thereunder.

            (b) Each Net Proceeds Offer will be mailed to the record Holders of the Securities as shown on the register of Holders of such Securities not less than 325 nor more than 365 days after the relevant Asset Sale, with a copy to the applicable Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to Section 5.16 hereof and that all Securities tendered will be accepted for payment, provided, however,
                                             --------  -------
      that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the

      Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

            (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");
                 ----------------------

            (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

            (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four hereof or otherwise, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

            (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each
                              --------  -------
      Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

            (8) that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

            (c) On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered provided that each such new Security shall be in the principal amount of $1,000 or integral multiples thereof) unless such payment is prohibited pursuant to Article Four hereof or otherwise. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

            (d) Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

            (e) The Company must comply with Rule 14e-1 under the Exchange Act and other provisions of State and federal securities laws to the extent applicable in connection with a Net Proceeds Offer.

SECTION 5.17.  Limitation on Subsidiary
               Assets and Indebtedness.
               ------------------------

            (a)   If at any time subsequent to the Issue Date
(i)(a) the Company transfers any of its property, plant or equipment to one or more of the Restricted Subsidiaries (other than Guarantors) and (b) as a result of such transfer or transfers, the book value of all such transferred property, plant and equipment of the Company and the Guarantors, as reflected on a balance sheet prepared in accordance with GAAP in any filing made with the Commission, is greater than 35% of the then book value of the total property, plant and equipment of the

Company and the Restricted Subsidiaries, on a consolidated basis; or (ii) any Restricted Subsidiary (other than a Guarantor) incurs Indebtedness (other than Permitted Indebtedness pursuant to clause (a) (to the extent such Indebtedness represents a guarantee of obligations under the Credit Agreement or a revolving loan thereunder), (b), (c), (d), (g), (h), (i), (j),
(k) or (l) of the definition thereof) that, together with any other Indebtedness (including Permitted Indebtedness) Incurred subsequent to the Issue Date by all Restricted Subsidiaries (other than those that are then Guarantors) then outstanding, would represent more than 35% of the consolidated total long-term Indebtedness of the Company and the Restricted Subsidiaries as reflected on a balance sheet prepared in accordance with GAAP in any filing made with the Commission (each of the foregoing clauses (i) and (ii) being referred to herein as a "Guarantee
                                                    ---------
Condition"), then the Company shall, promptly following any such
- ---------
filing with the Commission, cause one or more of the Restricted Subsidiaries to unconditionally guarantee, jointly and severally, the Company's obligations hereunder on a senior subordinated unsecured basis (each such guarantee, a "Guarantee"), pursuant to
                                         ---------
a supplemental indenture satisfactory in form to the Trustee, so that following the issuance of such Guarantee, neither of the Guarantee Conditions shall exist. The Indebtedness represented by each Guarantee (including the payment of Obligations on the Securities) will be subordinated on the same basis to senior indebtedness of the Guarantors as the Securities are subordinated to Senior Indebtedness. So long as no Default or Event of Default shall have occurred and be continuing, one or more Guarantors may be released within 10 Business Days following any filing with the Commission from their Guarantees pursuant to a supplemental indenture or such other instrument satisfactory in form to the Trustee if after giving effect to such release neither of the Guarantee Conditions shall exist. Notwithstanding the foregoing, neither of the Guarantee Conditions shall be deemed to exist during any period when the Company's Operating Coverage Ratio is greater than 3.0 to 1.0.

            (b) Upon the sale or disposition (whether by merger, stock sale, asset sale or otherwise) to any Person which is not a Restricted Subsidiary of all of the Company's or any Subsidiary's Capital Stock in, or all or substantially all of the assets of, any Guarantor, which sale or disposition is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under its Guarantee.

            (c) The obligations of each Guarantor under its Guarantee would be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under such Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the relative net assets of each Guarantor.

SECTION 5.18.  Limitation on Preferred Stock
               of Restricted Subsidiaries.
               -----------------------------

            The Company shall not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly owned Restricted Subsidiary) or permit any Person (other than the Company or a wholly owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

SECTION 5.19.  Limitation on Other Senior Subordinated
               Indebtedness.
               ---------------------------------------

            The Company shall not, directly or indirectly, incur any Indebtedness that by its terms (or by the terms of the agreement governing such Indebtedness) is subordinate in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or the terms of the agreement governing such Indebtedness) made expressly either
(a) pari passu in right of payment with the Securities or (b) subordinate in right of payment to the Securities in the same manner and at least to the same extent as the Securities are subordinate to Senior Indebtedness.

SECTION 5.20.  Limitation on Restricted and
               Unrestricted Subsidiaries.
               ----------------------------

            (a) The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is at that time permitted under Section 5.03 hereof. The Board of

Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation
            --------  -------
shall be deemed to be an Incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 5.12 hereof; and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness which would be Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the Incurrence of any such Indebtedness, the Company could not incur $1.00 of additional Indebtedness pursuant to the proviso of
Section 5.12 hereof. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution of the Company's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

            (b) Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to include a designation of all of the subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.


                                ARTICLE SIX

                           SUCCESSOR CORPORATION


SECTION 6.01.  Limitations on Mergers and Certain Other
               Transactions.
               ----------------------------------------

            (a) The Company, in a single transaction or through a series of related transactions, shall not (i) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons or
(ii) adopt a Plan of Liquidation, unless, in either case:

            (1) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a
                          ----------------
      corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, all the obligations of the Company hereunder and the Securities issued hereunder;

            (2) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

            (3) immediately before and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the Incurrence or anticipated Incurrence of any Indebtedness to be Incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

            (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 6.02.  Successor Corporation Substituted.
               ---------------------------------

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or any adoption of a Plan of Liquidation by the Company in accordance with Section 6.01 hereof, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Surviving Person had been named as the Company herein; provided, however, that solely for purposes of
        --------  -------
computing amounts described in subclause (3) of Section 5.03(a), the Surviving Person shall be deemed to have succeeded to and be substituted for the Company only with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.


                               ARTICLE SEVEN

                           DEFAULT AND REMEDIES


SECTION 7.01.  Events of Default.
               -----------------

            Each of the following events constitutes an "Event of Default":

            (i) failure to make any interest payment on the Securities when due and the continuance of such default for a period of 30 days (whether or not prohibited by Article Four);

           (ii) failure to pay principal of, or premium, if any, on the Securities when due, whether at maturity, upon acceleration, redemption, required repurchase or otherwise
      (whether or not prohibited by Article Four);

          (iii) failure to comply with any other agreement contained in the Securities or this Indenture, if such failure continues unremedied for 30 days after written notice given by the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding (except in the case of a failure to comply with Section 5.03, Section 5.15, Section 5.16 or Section 6.01, which shall constitute Events of Default with notice but without passage of time);

           (iv) a default under any Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or shall hereinafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $20 million or more at any one time outstanding;

            (v) any final judgment or order for payment of money in excess of $20 million shall be entered against the Company or any Significant Subsidiary and shall not be discharged for a period of 60 days after such judgment becomes final and nonappealable;

           (vi) either the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
      (a) commences a voluntary case or proceeding; (b) consents to the entry of an order for relief against it in an involuntary case or proceeding; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (d) makes a general assignment for the benefit of its creditors;

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any Significant Subsidiary, or for all or any substantial part of their respective properties; or (c) orders the liquidation of the Company or any Significant Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days; or

         (viii) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any material portion of the assets of the Company and the Subsidiaries.

SECTION 7.02.  Acceleration.
               ------------

            (a) If an Event of Default (other than an Event of Default under clause (vi) or (vii) above with respect to the Company or a Significant Subsidiary) occurs and is continuing hereunder, the Trustee hereunder or the Holders of at least 25% in principal amount of the then outstanding Securities may declare due and payable all unpaid principal and interest accrued and unpaid on the then outstanding Securities issued hereunder by notice in writing to the Company, the administrative agent under the Credit Agreement and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the
                               -------------------
same (i) shall become immediately due and payable or (ii) if there is any Indebtedness outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five business days after receipt by the Company and the administrative agent under the Credit Agreement of such Acceleration Notice. If an Event of Default under clause (vi) or (vii) above with respect to the Company or a Significant Subsidiary shall occur hereunder, all unpaid principal of and accrued interest on all then outstanding Securities issued hereunder shall be immediately due and payable without any declaration or other act on the part of the Trustee or any of the Holders of the Securities. After a declaration of acceleration hereunder, subject to certain conditions, the Holders of a majority in principal amount of the then outstanding Securities, by notice to the Trustee, may rescind such declaration if all existing Events of Default hereunder are remedied. In certain cases the Holders of a majority in principal amount of outstanding Securities may waive a past Default hereunder and its consequences, except a Default in the payment of or interest on any of the Securities.

            (b) In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if either (x) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (y) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured (and any acceleration based thereon of such other Indebtedness has been rescinded), within 90 days of such maturity or declaration of acceleration, as the case may be.

SECTION 7.03.  Other Remedies.
               --------------

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04.  Waiver of Past Defaults.
               -----------------------

            Subject to Sections 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 7.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 7.05.  Control by Majority.
               -------------------

            Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 7.03. Subject to
Section 8.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any
           --------  -------
other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.06.  Limitation on Suits.
               -------------------

            A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding
      Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, however, that this Section 7.06 shall not affect the
- --------  -------
right of any Holder to sue for enforcement of any overdue payment of principal of, premium, if any, or interest on, the Securities.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 7.07.  Rights of Holders To Receive Payment.
               ------------------------------------

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.  Collection Suit by Trustee.
               --------------------------

            If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 7.09.  Trustee May File Proofs of Claim.
               --------------------------------

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 7.10.  Priorities.
               ----------

            If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

            First:  to the Trustee for amounts due under
      Section 8.07;

            Second: subject to Article Four and Article Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            Third: subject to Article Four and Article Twelve, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

            Fourth: subject to Article Four and Article Twelve, to the Company or the Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

SECTION 7.11.  Rights and Remedies Cumulative.
               ------------------------------

            No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.12.  Delay or Omission Not Waiver.
               ----------------------------

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 7.13.  Undertaking for Costs.
               ---------------------

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                               ARTICLE EIGHT

                                  TRUSTEE


            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 8.01.  Duties of Trustee.
               -----------------

            (a) If a Default or an Event of Default of which the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of Default:

            (1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 7.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 8.01.

            (f) The Trustee shall not be liable for interest on any assets received by it. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 8.02.  Rights of Trustee.
               -----------------

            Subject to Section 8.01:

            (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require in addition to written direction from the Company an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

            (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 8.03.  Individual Rights of Trustee.
               ----------------------------

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04.  Trustee's Disclaimer.
               --------------------

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 8.05.  Notice of Default.
               -----------------

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities notice of the Default or

Event of Default within 90 days after such Default or Event of Default occurs or if such Default or Event of Default is known to the Trustee during such 90-day period, promptly after such Default or Event of Default becomes known to the Trustee; provided, however, that, except in the case of a Default or
- --------  -------
Event of Default in the payment of the principal of or interest on any Security, including the failure to make payment on a Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer, the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

SECTION 8.06.  Reports by Trustee to Holders.
               -----------------------------

            Within 60 days after each May 15 beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA
(S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (SS) 313(b) and 313(c).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

            The Company shall notify the Trustee if the Securities become listed on any stock exchange.

SECTION 8.07.  Compensation and Indemnity.
               --------------------------

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder. The Trustee shall notify the Company promptly of any
claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company
                          --------  -------
will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's payment obligations in this
Section 8.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(vi) or
(vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.  Replacement of Trustee.
               ----------------------

            The Trustee may resign by so notifying the Company.
The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 8.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under
Section 8.07 shall continue for the benefit of the retiring
Trustee.

SECTION 8.09.  Successor Trustee by Merger, Etc.
               --------------------------------

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 8.10.  Eligibility; Disqualification.
               -----------------------------

            This Indenture shall always have a Trustee who satisfies the requirement of TIA (SS) 310(a)(1) and 310(a)(5).
The Trustee shall have a combined capital and surplus of at
least $100,000,000 as set forth in its most recent published annual
report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the
- --------  -------
operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

SECTION 8.11.  Preferential Collection of Claims Against
               Company.
               -----------------------------------------

            The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA
(S) 311(a) to the extent indicated.


                               ARTICLE NINE

                  SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 9.01.  Termination of the Company's
               Obligations.
               ----------------------------

            The Company may terminate its obligations under the Securities and this Indenture, and the obligations of any Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this Section 9.01, if all Securities previously authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust and thereafter repaid to the Company, as provided in
Section 9.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

            (1) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption pursuant to Article Three or otherwise;

            (2) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and accrued interest to the date of maturity or redemption; provided, however, that the Trustee shall have
                  --------  -------
      been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities and, provided, further, that
                                          --------  -------
      from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Four and Article Twelve;

            (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (4) the Company shall have paid all other sums payable by it hereunder; and

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and any Guarantor's obligation under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the
Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 5.01,
5.02 and 8.07 and any Guarantors's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 8.07, 9.04 and 9.05 and any Guarantor's obligations in respect thereof shall survive.

            After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under the

Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.  Legal Defeasance and Covenant
               Defeasance.
               -----------------------------

            (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose,
                         ----------------
such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Four or Article Twelve or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the funds held by the Trustee in the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 5.02, and, with respect to the Trustee, under Section 8.07 and any Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Section 9.02 and Section 9.05. Subject to compliance with this
Section 9.02,
the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Securities.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Four and Article Six and in Sections 5.03, 5.05 through 5.09 and 5.11 through 5.20 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter,
"covenant defeasance"), and the Securities shall thereafter be
 -------------------
deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders
(and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor
Senior Indebtedness under Article Four, Article Twelve or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (i) the Company must have irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Section 9.02 applicable to it) in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities on the Maturity Date or such Redemption Date, as the case may be;

           (ii) the Company shall have delivered to the Trustee one or more Opinions of independent Counsel to the effect that (A) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred (which opinion, in the case of legal defeasance, shall be based upon a change in the applicable federal income tax law since the Issue Date or a ruling received from or published by the Internal Revenue Service), (B) after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and will not be subject to any rights of holders of Senior Indebtedness and (C) the deposit will not cause the applicable Trustee or the trust so created to be subject to the Investment Company Act of 1940;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vi) and (vii) of Section 7.01 are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (iv) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to the Securities;

            (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound (and in that connection, the Trustee shall have received a certificate from the Credit Agent to that effect with respect to the Credit Agreement if then in effect);

           (vi) the Company shall have delivered to the applicable Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the legal defeasance or covenant defeasance, have been complied with.

            (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company), to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities. The Company's obligations to pay and indemnify the Trustee as set forth in this paragraph shall survive the termination of this Indenture and the Securities.

            Anything in this Section 9.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 9.03.  Application of Trust Money.
               --------------------------

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections
9.01 and 9.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 9.04.  Repayment to the Company or Subsidiary
               Guarantors.
               --------------------------------------

            Subject to Sections 8.07, 9.01 and 9.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to each Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 9.02, held by it at any time. The Trustee and the Paying Agent shall pay to the
Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before
- --------  -------
being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or the Guarantor, as the case may be, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.05.  Reinstatement.
               -------------

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the
                                   --------  -------
Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                ARTICLE TEN

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  Without Consent of Holders.
                --------------------------

            The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any
Holder:

            (1)   to cure any ambiguity, defect or inconsistency;
      provided that such amendment or supplement does not
      --------
      adversely affect the rights of any Holder;

            (2)   to comply with Article Six and Section 11.06;

            (3) to make any other change that does not adversely affect the rights of any Holder in any material respect;
      or

            (4)   to comply with any requirements of the
      Commission in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an
- --------
Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.
                -----------------------

            Subject to Section 7.07, the Company, when authorized by a Board Resolution, the Trustee and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, may amend or supplement (or waive compliance with any provision of) this Indenture and the Securities, except that (i) without the consent of each Holder of the Securities affected, no such amendment, supplement or waiver may:

      (1) change the principal amount of the Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

      (2) reduce the rate or extend the time for payment of interest on any Securities;

      (3) reduce the principal amount of any Securities;

      (4) change the Maturity Date of any Securities or alter the redemption provisions in this Indenture or the Securities in a manner adverse to any Holder of the Securities;

      (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders or the rights of Holders to recover the principal of, interest on or redemption payment with respect to any Securities;

      (6) make the principal of, or interest on, any Securities payable with anything or in any manner other than as provided for in this Indenture and the Securities; or

      (7) modify the subordination provisions of this Indenture
      (including certain related definitions) so as to adversely affect the ranking of any Security;

provided, however, that it is understood that any amendment the
- --------  -------
purpose of which is to permit the Incurrence of additional Indebtedness under this Indenture shall not be construed as adversely affecting the ranking of any Security and (ii) without the consent of Holders of not less than 66 2/3% in aggregate principal amount of the Securities then outstanding, no such amendment, supplement or waiver may change the Change of Control Payment Date or the purchase price in connection with any repurchase of such Securities pursuant to Section 5.15 herein in a manner adverse to any Holder of the Securities or waive a Default or Event of Default resulting from a failure to comply with Section 5.15 herein.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

SECTION 10.03.  Compliance with TIA.
                -------------------

            From the date on which the Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.
                ---------------------------------

            Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date
(or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or
          --------
affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05.  Notation on or Exchange of Securities.
                -------------------------------------

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.  Trustee To Sign Amendments, Etc.
                -------------------------------

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided
                                                   --------
that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture.


                              ARTICLE ELEVEN

                                 GUARANTEE


SECTION 11.01.  Unconditional Guarantee.
                -----------------------

            Each Guarantor shall guarantee, subject to Article Twelve, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in
Section 11.05. Each Guarantor's obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor shall further agree that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Subordination of Guarantee.
                --------------------------

            The obligations of each Guarantor to the Holders of Securities pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article Twelve.

SECTION 11.03.  Severability.
                ------------

            In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04.  Release of a Guarantor.
                ----------------------

            Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any
                                   --------  -------
such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

            The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on, and all other obligations under, the Securities as provided in this Article Eleven.

SECTION 11.05.  Limitation of Guarantor's Liability.
                -----------------------------------

            Each Guarantor and by its acceptance hereof each Holder shall confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor shall irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.  Guarantors May Consolidate,
                etc., on Certain Terms.
                ---------------------------

            Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

SECTION 11.07.  Contribution.
                ------------

            In order to provide for just and equitable
contribution among the Guarantors, the Guarantors shall agree, inter
- -----
se, that in the event any payment or distribution is made by any
- --
Guarantor (a "Funding Guarantor") under the Guarantee, such
              -----------------
Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the relative net
                      --------
assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.08.  Waiver of Subrogation.
                ---------------------

            Each Guarantor shall irrevocably waive any claim or other rights which it may at any time acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.02, Article Four and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor shall acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

SECTION 11.09.  Execution of Guarantee.
                ----------------------

            To evidence their guarantee to the Holders set forth in this Article Eleven, the Guarantors shall execute the Guarantee in substantially the form included in Exhibit A, which, at any time that a Guarantee Condition shall exist, shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 11.10.  Waiver of Stay, Extension or Usury Laws.
                ---------------------------------------

            Each Guarantor shall covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor shall expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                              ARTICLE TWELVE

                  SUBORDINATION OF GUARANTEE OBLIGATIONS


SECTION 12.01.  Guarantee Obligations Subordinated
                to Guarantor Senior Indebtedness.
                ----------------------------------

            Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder, by his acceptance of Guarantees, shall agree, that any payment of Obligations by a Guarantor in respect of its
Guarantee (collectively, as to any Guarantor, its "Guarantee
                                                   ---------
Obligations") is subordinated, to the extent and in the manner
- -----------
provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior
Indebtedness of such Guarantor whether outstanding on the Issue Date or thereafter Incurred, including with respect to Guarantor Senior Indebtedness, any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Bankruptcy Law.

            This Article Twelve shall constitute a continuing offer to all persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            The obligations of the Guarantors to the Trustee under Section 8.07 shall not be subject to the provisions of this Article Twelve.

SECTION 12.02.  Suspension of Guarantee Obligations When
                Guarantor Senior Indebtedness in Default.
                ----------------------------------------

            (a) Unless Section 12.03 shall be applicable, no direct or indirect payment (other than payments by a trust previously established pursuant to Article Nine hereof) by or on behalf of any Guarantor of Guarantee Obligations on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on
(i) any Designated Senior Indebtedness or (ii) Significant
Senior Indebtedness (and the Trustee has received written notice thereof) and such Designated Senior Indebtedness or Significant Senior Indebtedness is guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Guarantor), and such default shall not have been cured or waived by or on behalf of the holders of such Guarantor Senior Indebtedness or shall have ceased to exist, until such default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, after which the Guarantor shall resume making any and all required payments in respect of the obligations under the Guarantee, including any missed payments.

            (b) Unless Section 4.03 shall be applicable, during the continuance of any other event of default with respect to any Designated Senior Indebtedness and such Designated Senior Indebtedness is guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Guarantor) pursuant to which the maturity thereof may be accelerated, upon the earliest to occur of (a) receipt by the Trustee of written notice from the holders of a majority of the outstanding principal amount of the Guarantor Senior Indebtedness or their Representative, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment (other than payments by a trust previously established pursuant to Article Nine hereof) may be made by the Guarantor upon or in respect of the Securities for a period ("Guarantor Payment Blockage Period") commencing on
           ---------------------------------
the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless (x) such Guarantor Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Guarantor Senior Indebtedness or their representative who delivered such notice or (y) such default is cured or waived, or ceases to exist or such Guarantor Senior Indebtedness is discharged or paid in full in cash or Cash Equivalents), after which the Guarantor shall resume making any and all required payments in respect of the obligations under the Guarantee, including any missed payments. Notwithstanding anything herein to the contrary, in no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date on which such Guarantor Payment Blockage Period was commenced. Not more than one Guarantor Payment Blockage Period may be commenced with respect to the Securities during any period of 365 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the

Guarantor Senior Indebtedness initiating such Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period by the holders of such Guarantor Senior Indebtedness or their representative whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            (c)   In the event that, notwithstanding the
foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.02, then and in such event such payment shall be paid over and delivered forthwith to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 12.03.  Guarantee Obligations Subordinated
                Prior Payment of All Guarantor Senior
                Indebtedness on Dissolution, Liquidation
                or Reorganization of Such Guarantor.
                ----------------------------------------

            Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of such Guarantor and whether voluntary or involuntary (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Guarantor and whether voluntary or involuntary):

            (a) the holders of all Guarantor Senior Indebtedness of such Guarantor shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Guarantor Senior Indebtedness (including, with respect to Designated Senior Indebtedness guaranteed by such Guarantor, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Guarantee (excluding Permitted Subordinated Reorganization Securities), and until all Obligations with respect to the Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of

      Guarantor Senior Indebtedness; provided, however, that no
                                     --------  -------
      payment by any other Guarantor or the Company shall constitute payment on behalf of such Subsidiary Guaranty for purposes of this Section 12.03(a);

            (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled (excluding Permitted Subordinated Indebtedness) except for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their Representative, ratably according to the respective amounts of such Guarantor Senior Indebtedness remaining unpaid held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

            (c)   in the event that, notwithstanding the
      foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent in respect of payment of the Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of such Guarantor Senior Indebtedness or their Representative, ratably according to the respective amounts of such Guarantor Senior Indebtedness held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the
             --------
      obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of such Guarantor Senior Indebtedness or their Representative.

            Each Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding up, total or partial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of such Guarantor's assets and liabilities).

SECTION 12.04.  Holders of Guarantee Obligations To Be
                Subrogated to Rights of Holders of
                Guarantor Senior Indebtedness.
                --------------------------------------

            Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness, the Holders of Guarantee Obligations of a Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Guarantor to receive payments or distributions of assets of such Guarantor applicable to such Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders, shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of such Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 12.05.  Obligations of the Subsidiary
                Guarantors Unconditional.
                -----------------------------

            Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Section 12.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 8.07.

SECTION 12.06.  Trustee Entitled To Assume Payments
                Not Prohibited in Absence of Notice.
                -----------------------------------
            The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.07.  Application by Trustee of Assets Deposited
                with It.
                ------------------------------------------

            U.S. Legal Tender or U.S. Government obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 9.01 and 9.02 shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantee shall be subject to the provisions of this Article Twelve; provided that if prior to the second
                     --------
Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.07 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve.

SECTION 12.08.  No Waiver of Subordination Provisions.
                -------------------------------------

            (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b)   Without limiting the generality of subsection
(a) of this Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided,
                                                 --------
however, that in no event shall any such actions limit the
- -------
right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

            (c) Each Holder by accepting a Security agrees that the Representative of any Guarantor Senior Indebtedness, in its discretion, without notice or demand and without affecting any rights of any holder of Guarantor Senior Indebtedness under this Article Twelve, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or nonjudicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Guarantor Senior Indebtedness or by any holder of any Guarantor Senior Indebtedness against such Holder of this Article Twelve after a judicial or nonjudicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust.

SECTION 12.09.  Holders Authorize Trustee To Effectuate
                Subordination of Guarantee Obligations.
                ---------------------------------------

            Each Holder of the Guarantee Obligations by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor

(whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Guarantor) tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

SECTION 12.10.  Right of Trustee To Hold Guarantor
                Senior Indebtedness.
                ----------------------------------

            The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  No Suspension of Remedies.
                -------------------------

            The failure to make a payment in respect of the Guarantees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01.

            Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness.

SECTION 12.12.  No Fiduciary Duty of Trustee to Holders
                of Guarantor Senior Indebtedness.
                ---------------------------------------

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the holders of Guarantee Obligations or the Company or any other person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.
Nothing in this Section 12.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their Representative.


                            ARTICLE THIRTEEN

                              MISCELLANEOUS


SECTION 13.01.  TIA Controls.
                ------------

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section
3.18(c) of the TIA, the imposed duties shall control.

SECTION 13.02.  Notices.
                -------

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company or any Guarantor:

            Smith's Food & Drug Centers, Inc.
            1550 S. Redwood Road
            Salt Lake City, UT  84104
            Attention:

            w/a copy to:

            c/o The Yucaipa Companies
            10000 Santa Monica Boulevard
            Fifth Floor
            Los Angeles, California 90067
            Attention:

            if to the Trustee:





            Attention:  Corporate Trust Division

            if to the Credit Agent:

            Bankers Trust Company
            130 Liberty Street, 14th Floor
            New York, NY  10006
            Attention:

            w/a copy to:

            Bankers Trust Company
            308 S. Grand Avenue, 41st Floor
            Los Angeles, CA  90071

            Attention:

            Each of the Company, the Trustee, the Guarantors and the Credit Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee, the Guarantors and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.
                --------------------------------------------

            Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions
                Precedent.
                ----------------------------------------

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.
                ---------------------------------------------

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by
Section 5.07, shall include:

            (1)   a statement that the person making such
      certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to
                     --------  -------
      matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.
                -----------------------------------------

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.
                --------------

            A "Legal Holiday" used with respect to a particular
               -------------
place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.
                -------------

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

            This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.
                --------------------------

            A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.
                ----------

            All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  Duplicate Originals.
                -------------------

            All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.
                ------------

            In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  No Violation.
                ------------

            Notwithstanding the provisions of this Indenture, in no event shall any transaction, agreement, payment or other event to be consummated, entered into or made in connection with the Merger or any financing thereof be considered a violation of any provision of this Indenture or constitute a Change of Control hereunder.

                                SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                    SMITH'S FOOD & DRUG CENTERS, INC.


                                    By: ______________________________
                                       Name:
                                       Title:

Attest:  ___________________


                                                              ,
                                    as Trustee

                                    By: ______________________________
                                       Name:
                                       Title:


Attest:  ____________________

                                                                  EXHIBIT A
                                                                  ---------

                              [FORM OF NOTE]



                     SMITH'S FOOD & DRUG CENTERS, INC.

                         % Senior Subordinated Note
                                 due 2007

No.                                                    $

            SMITH'S FOOD & DRUG CENTERS, INC., a Delaware
corporation (the "Company", which term includes any successor corporation), for value received promises to pay to
or registered assigns, the principal sum of         Dollars, on
June 15, 2007.

            Interest Payment Dates: May 15 and November 15 commencing on November 15, 1996.

            Record Dates:  May 1 and November 1.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                    SMITH'S FOOD & DRUG CENTERS, INC.



                                    By: ______________________________
                                        Name:
                                        Title:


                                    By: ______________________________
                                        Name:
                                        Title:



Trustee's Certification of Authentication

This is one of the Sections described in the within-mentioned Indenture

                                       ,
  as Trustee


By:____________________________________
            Authorized Signatory

             [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the Securities described in the within-mentioned Indenture.

                                                                   ,
                                    as Trustee



                                    By__________________________________
                                             Authorized Signatory

                     SMITH'S FOOD & DRUG CENTERS, INC.

                         % Senior Subordinated Note
                                 due 2007

1.    Interest.
      --------

            SMITH'S FOOD & DRUG CENTERS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on each May 15 and November 15 of each year (the "Interest Payment Date"), commencing on November 15, 1996, to the Holders of record on the immediately preceding May 1 and November 1. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.    Method of Payment.
      -----------------

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.    Paying Agent and Registrar.
      --------------------------

            Initially,
(the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.
      ---------

            The Company issued the Securities under an Indenture,
dated as of May   , 1996 (the "Indenture"), between the Company
and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (SS) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $575,000,000.

5.    Optional Redemption.
      -------------------

            The Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after May 15, 2001, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on May 15 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            2001......................................         %
            2002......................................         %
            2003......................................         %
            2004 and thereafter.......................    100.0%

            In addition, on or prior to May 15, 1999, the Company may, at its option, use the Net Cash Proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12 months commencing on May 15 of the year set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of redemption (provided that the redemption notice shall have been sent not later than 60 days after the consummation of such Public Equity Offering):

                                                      Redemption
            Year                                         Price
            ----                                      ----------
            1996......................................         %
            1997......................................         %
            1998......................................         %

            The documents evidencing Senior Indebtedness will restrict the Company's ability to optionally redeem the Securities.

6.    Notice of Redemption.
      --------------------

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

            Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.    Change of Control Offer.
      -----------------------

            Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to repurchase Securities until it has complied with its covenants to repay in full all Indebtedness of the Company and its Subsidiaries under the Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted its offer to repay such Indebtedness or to obtain the requisite consent under the Credit Agreement to permit the repurchase of the Securities pursuant to a Change of Control Offer.

8.    Limitation on Asset Sales.
      -------------------------

            Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of Pari Passu Indebtedness or Senior Indebtedness, to make Related Business Investments, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in a business reasonably related thereto or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.    Denominations; Transfer; Exchange.
      ---------------------------------

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption.

10.   Persons Deemed Owners.
      ---------------------

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.   Unclaimed Money.
      ---------------

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.   Discharge Prior to Redemption or Maturity.
      -----------------------------------------

            If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.   Amendment; Supplement; Waiver.
      -----------------------------

            Subject to certain exceptions, the Indenture, the Securities and, if applicable, the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article Six or Section
11.06 of the Indenture, or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.   Restrictive Covenants.
      ---------------------

            The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.   Subordination.
      -------------

            The Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The guarantees are subordinated in right to payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Guaranteed Senior Indebtedness (as defined in the indenture) To the extent and in the manner provided in the Indenture, Senior Indebtedness, and in the case of payment by a Guarantor, Guarantor Subsidiary Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

16.   Successors.
      ----------

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

17.   Defaults and Remedies.
      ---------------------

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

18.   Trustee Dealings with Company.
      -----------------------------

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.   No Recourse Against Others.
      --------------------------

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

20.   Authentication.
      --------------
            This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Security.

21.   Abbreviations and Defined Terms.
      -------------------------------

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.   CUSIP Numbers.
      -------------

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

            The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:

            Smith's Food & Drug Centers, Inc.
            1550 S. Redwood Road
            Salt Lake City, UT  84104
            Attention:  Corporate Secretary

             [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                 GUARANTEE


            The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor, to the extent and in the manner provided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

            No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

            The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                    GUARANTORS:

                           [FORM OF ASSIGNMENT]


To assign this Security, fill in the form below:


I or we assign and transfer this Security to

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
      (Print or type assignee's name, address and zip code)


Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:____________________ Signature:_________________________


______________________________________________________________
            (Sign exactly as your name appears on
            the face of this Security)


Signature Guarantee:__________________________________________

                    OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have this Security purchased
by the Company pursuant to Section 5.15 or Section 5.16 of the
Indenture, as the case may be, check the appropriate box below:
Section 5.15 [     ] Section 5.16 [   ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.15 or
Section 5.16 of the Indenture, as the case may be, state the amount you want to be purchased:


$

Date:__________     Signature:____________________________
                              (Sign exactly as your name
                              appears on the face of
                              this Security)



Signature Guarantee:______________________________________

                               Schedule 1.01
                               -------------


                                   A-15